SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         THE BEAR STEARNS COMPANIES INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                         13-3286161
-------------------------------------------                ---------------------
(State of incorporation or organization)                    (IRS Employer
                                                            Identification No.)

245 Park Avenue, New York, New York                             10167
--------------------------------------------               -------------------
  (Address of principal executive offices)                  (Zip Code)

   If this Form relates to the                  If this Form relates to the
   registration of a class of                   registration of a class of
   securities pursuant to                       securities pursuant to Section
   Section 12(b) of the Exchange                12(g) of the Exchange Act and is
   Act and is effective upon filing             effective pursuant to General
   pursuant to General Instruction              Instruction A(d) please check
   A(c) please check the                        pursuant to General
   following box.  [X]                          the following box.   [ ]


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

        TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
         TO BE SO REGISTERED                     EACH CLASS IS TO BE REGISTERED
        --------------------                     ------------------------------

5.49% Cumulative Preferred Stock, Series G*        New York Stock Exchange, Inc.

Depositary Shares Each Representing a One-Fourth   New York Stock Exchange, Inc.
Interest in a Share of 5.49% Cumulative Preferred
Stock, Series G

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

None

----------------------
* Application to be made for listing, not for trading, in connection with the registration of the Depositary Shares.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The registrant hereby incorporates by reference the descriptions of the classes of securities registered hereby (the "Securities") as set forth in the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"):

                  (1) the descriptions set forth under the captions "Description of Preferred Stock," and "Description of Depositary Shares" on pages 5 to 11 of the Prospectus contained in the registrant's Registration Statement on Form S-3 as filed with the Commission on December 22, 1997; and

                  (2) the descriptions set forth under the captions "Certain Terms of the Depositary Shares" and "Certain Terms of the Series G Preferred Stock" on pages S-2 to S-7 of the Prospectus Supplement dated June 16, 1998 filed with the Commission pursuant to Rule 424(b) under the Securities Act.

ITEM 2.  EXHIBITS.

                           The securities described herein are to be registered
pursuant to Section 12(b) of the Securities Exchange Act of 1934 on an exchange on which other securities of the Registrant are currently registered. In accordance with the instructions regarding exhibits on Form 8-A, the following exhibits are either filed herewith or incorporated herein by reference to exhibits contained in Amendment No.1 to the Registration Statement on Form S-3 filed by the Registrant on December 22, 1997:

                           1.1 - Restated Certificate of Incorporation, as
amended (incorporated by reference to Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083)).

                           1.2 - Amended and Restated By-laws (incorporated by
reference to Exhibit 3(b) to the Quarterly Report on Form 10-Q for the period ended December 31, 1997).

                           1.3 - Form of Deposit Agreement relating to the
registrant's 5.49% Cumulative Preferred Stock, Series G.

                           1.4 - Form of Certificate of Designations relating
to the registrant's 5.49% Cumulative Preferred Stock, Series G.




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

                                    SIGNATURE



                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                THE BEAR STEARNS COMPANIES INC.


Date:  June 18, 1998                       By:   /s/ Samuel L. Molinaro, Jr.
                                                --------------------------------
                                                Samuel L. Molinaro, Jr.
                                                Senior Vice President- Finance
                                                and Chief Financial Officer





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
                                 EXHIBIT INDEX


 EXHIBIT NO.         DESCRIPTION

 1.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083)).

 1.2                Amended and Restated By-laws (incorporated by reference to
                    Exhibit 3(b) to the Quarterly Report on Form 10-Q for the period ended December 31, 1997).

 1.3 Form of Deposit Agreement relating to the registrant's 5.49% Cumulative Preferred Stock, Series G.

 1.4 Form of Certificate of Designations relating to the registrant's 5.49% Cumulative Preferred Stock, Series G.





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